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                                                                     EXHIBIT 2.2

                               FIRST AMENDMENT TO
                     MEMBERSHIP INTEREST PURCHASE AGREEMENT
                         AND RECAPITALIZATION AGREEMENT



         This First Amendment to Membership Interest Purchase Agreement and Recapitalization Agreement (this "First Amendment") is made as of February 20, 1998, by and among LOS Holdings, Inc., a Delaware corporation ("LOS Holdings"), Dairy Farmers of America, Inc., a Kansas cooperative marketing association formerly named Mid-America Dairymen, Inc. ("DFA"), DFA Investment Company, a Kansas cooperative marketing association ("DFA Investment"), and LOS Dairies, Inc., a Nevada corporation ("LOS Dairies").


                                    RECITALS

         A. Suiza Foods Corporation ("Suiza"), DFA, DFA Investment and Land-O-Sun Dairies, Inc. ("LOS Inc.") entered into that certain Membership Interest Purchase Agreement and Recapitalization Agreement dated as of January 31, 1998 (the "Agreement").

         B. Pursuant to the terms and provisions of the Agreement, Suiza has assigned its rights under the Agreement to LOS Holdings and LOS Inc. has assigned its rights under the Agreement to LOS Dairies.

         C. The parties hereto desire to amend the Agreement as hereinafter provided.

         NOW THEREFORE, the parties hereto agree as follows:

         1. Amendment to Section 2.2 of the Agreement. Section 2.2 of the Agreement is hereby amended in its entirety to read as follows:

                 "2.2     PURCHASE PRICE PAYABLE TO LOS DAIRIES.  The purchase
                 price to be paid by Buyer to LOS Dairies for the Interests of LOS Dairies will be (a) $118,433,500 if the Closing occurs prior to May 4, 1998 and (b) $110,433,500 if the Closing occurs on May 4, 1998 or thereafter."

         2. Amendment to Section 5.3 of the Agreement. Section 5.3 of the Agreement is hereby amended in its entirety to read as follows:

                 "5.3     NEGATIVE COVENANT.  Except as otherwise expressly
                 permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.13 will occur; provided, however, (a) that Sellers may amend the Operating

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                 Agreement to permit Tax Distributions to be made to DFA in accordance with Section 5.5 and (b) the Company may make a payment of up to $1,000,000 in the aggregate to Jarold Glick and Michael G. Jackson, for consulting services rendered by them to the Company in connection with securing raw fluid milk for the Company for the Company's plants at Kingsport, Tennessee and Spartanburg, South Carolina.

         3. Confirmation of the Agreement. Except as modified by this First Amendment, the parties hereto acknowledge and confirm the terms and conditions of the Agreement and agree that the Agreement as modified by this First Amendment remains in full force and effect and is binding on the parties hereto.

         4. Counterparts. This First Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this First Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.



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         IN WITNESS WHEREOF, the parties have executed and delivered this First
Amendment as of the date first written above.


                                       LOS HOLDINGS, INC.



                                       By:  /s/ TRACY L. NOLL
                                           -----------------------------------


                                       Its:  Vice President
                                            ----------------------------------




                                       DFA INVESTMENT COMPANY



                                       By:  /s/ JANICE C. GEORGE
                                           -----------------------------------

                                       Its:  Vice President
                                            ----------------------------------




                                       DAIRY FARMERS OF AMERICA, INC.



                                       By: /s/ GARY HANMAN
                                           -----------------------------------

                                       Its:  Vice President
                                            ----------------------------------



                                       LOS DAIRIES, INC.



                                       By: /s/ ALLEN A. MEYER
                                           -----------------------------------

                                       Its: Chief Executive Officer
                                            ----------------------------------







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